For Immediate Release
November 9, 2004

Collegiate Pacific Reports Q1 2005 Fully Diluted EPS of $0.21 Per Share

•	Fully Diluted EPS $0.21 vs. $0.05 in Year Ago Period

•	Company to Accelerate Growth Plans

Dallas, TX — Collegiate Pacific (AMEX — BOO) reported Q1 fiscal 2005 results today for the three month period ended September 30, 2004.

Highlights for the first quarter are as follows:

* Net Sales — up 364% — $27.7 million vs. $5.9 million during Q1 last year

*Operating Profit — up 655% — $3.4 million vs. $0.5 million during Q1 last year

* Net Income — up 669% — $2.07 million vs. $0.3 million during Q1 last year

* Diluted EPS $0.21 vs. $0.05 during Q1 last year (on 74% more shares outstanding)

In discussing the quarter and earnings, Michael Blumenfeld, CEO, stated “The integration of our newly acquired properties coupled with solid organic growth produced net sales beyond our expectations, and significant earnings leverage for our first quarter of fiscal 2005. The Company experienced strength across all operating entities and in fact produced more net income in Q1 2005 than the Company produced during all four quarters of FY04. These results are a tribute to our newly acquired partners and existing staff – all of whom shared in achieving these outstanding results.”

“Given the operating platform now in place and the results achieved, we will move to secure new properties and corporate relationships somewhat faster than originally planned. We will seek those operations that either strengthen our proprietary product mix or add to our geographic reach with respect to sales force and distribution. We intend to target only those entities that can achieve the earnings accretion we are currently enjoying with our recent acquisitions and internal business units. Several potential candidates are under review. Our goal is to essentially double the size of our revenue base to approximately $200 million with an accelerated contribution to earnings. “

” Our balance sheet remains one of the strongest in the sports equipment industry with approximately $43 million in shareholder equity and working capital of $21 million. Despite the dramatic increase in revenues, the Company has maintained a near debt free structure; providing us the financial flexibility to move quickly and efficiently when opportunities present themselves.”

Adam Blumenfeld, President, commented: “ We are extremely pleased with the performance of the 120 new road sales professionals, and our ability to effectively train the team and integrate the selling platform. Our training focus will now shift from Football to Baseball as we head into the January – June time frame. We welcome the opportunity of moving these newly acquired sales teams from their strong suit – football — into Collegiate Pacific’s strongest sport category – baseball – over the next six to nine months. We have engaged in an intensive education program with the Dixie, Kessler and Tomark teams and preparation is ongoing. We will continue to invest in high quality personnel and other platform-building activities to support this sales force initiative, as we build a long term foundation for what we consider to be a rapidly developing growth opportunity.”

Discussion of Financial and Operating Results

Collegiate Pacific grew net sales 364% to $27.7 million, driven primarily by the businesses we acquired during fiscal 2004 and the first quarter of fiscal 2005. The growth in our existing catalog operations and consolidated organic growth also contributed to the growth in net sales. The Company envisions as part of its strategic, long term planning, that future sales growth will be shared with the newly acquired sales force, which the Company believes will result in enhanced account penetration and retention. Operating profit increased to $3.4 million, benefiting from higher net sales, partially offset by higher selling, general and administrative expenses. Net income grew by 669% to $2.07 million, driven primarily by higher net sales and a decrease in selling, general and administrative expenses as a percentage of net sales, all of which was offset by the increase in income tax expense.

COLLEGIATE PACIFIC INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS

	September 30,	June 30,
	2004	2004

ASSETS	(Unaudited)
CURRENT ASSETS:
Cash and cash equivalents	$3,340,861	$7,473,145
Accounts receivable, net of allowance for doubtful accounts of $892,772
and $635,531, respectively	19,702,429	10,683,860
Inventories	11,155,151	9,214,063
Current portion of deferred taxes	149,414	149,414
Prepaid expenses and other current assets	884,069
	—	496,912

Total current assets	35,231,924	28,017,394
PROPERTY AND EQUIPMENT, net of accumulated depreciation of $959,293
and $870,394 , respectively	1,186,008	831,205
INTANGIBLE ASSETS, net of accumulated amortization of $428,338
and $346,238, respectively	359,733	429,833
GOODWILL	20,440,802	17,308,487
DEFERRED INCOME TAXES	100,812	100,812
OTHER ASSETS, net	281,527	259,012

Total assets	$57,600,806	$46,946,743

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES:
Accounts payable	$10,258,413	$4,983,603
Accrued liabilities	1,627,168	1,283,553
Dividends payable	251,135	247,128
Current portion of long-term debt	224,800	124,800
Income taxes payable	1,400,091	700,850

Total current liabilities	13,761,607	7,339,934
REDEEMABLE COMMON STOCK (see Note 2)	—	7,250,000
LONG-TERM DEBT	935,837	73,200
COMMITMENTS AND CONTINGENCIES	—	—
STOCKHOLDERS’ EQUITY:
Preferred stock, $0.01 par value, 1,000,000 shares authorized; no shares
issued	—	—
Common stock, $0.01 par value, 50,000,000 shares authorized; 10,045,404
and 9,884,142 shares issued, respectively	100,454	98,842
Additional paid-in capital	40,266,824	31,469,423
Retained earnings	3,193,535	1,372,795
Treasury stock at cost, 86,026 shares, respectively	(657,451)	(657,451)

Total stockholders’ equity	42,903,362	32,283,609

Total liabilities and stockholders’ equity	$57,600,806	$46,946,743

COLLEGIATE PACIFIC INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)

	Three Months Ended
	September 30,

	2004	2003

Net sales	$27,710,288	$5,973,592
Cost of sales	18,317,237	3,725,352

Gross profit	9,393,051	2,248,240
Selling, general and administrative expenses	5,876,714	1,781,180
Amortization expense	82,100	12,266

Operating profit	3,434,237	454,794

Other income (expense):
Interest income	15,445	—
Interest expense	(6,856)	(10,718)
Other	49,379	278

Total other income (expense)	57,968	(10,440)

Income before income taxes	3,492,205	444,354
Provision for income taxes	1,420,330	175,062

Net income	$2,071,875	$269,292

Weighted average number of shares outstanding:
Basic	9,908,227	4,290,603

Diluted	10,102,793	5,779,308

Net income per share common stock – basic	$0.21	$0.06

Net income per share common stock – diluted	$0.21	$0.05

Conference Call

Collegiate Pacific will host a conference call with investors and analysts to discuss the company’s first quarter financial results and certain forward-looking information today at 10:30 a.m. Central Time. Interested parties may participate on the call by dialing in at least five minutes prior to the start time. The call may be accessed by dialing 1.800.659.2032 and entering participant passcode number 26926864. A replay of the call will be available for 30 days by calling 888 286 8010 and using passcode 80845262

Collegiate Pacific is the nation’s fastest growing manufacturer and supplier of sports equipment primarily to the institutional and team dealer markets. The Company offers more than 4,500 products to 80,000 existing customers. The Company distributes approximately 1.5 million catalogs annually and employs over 120 professional road salesmen.

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements relating to Collegiate Pacific’s anticipated financial performance, business prospects, new developments and similar matters, and/or statements preceded by, followed by or that include the words “believes,” “could,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” or similar expressions. These forward-looking statements are based on management’s current expectations and assumptions, which are inherently subject to uncertainties, risks and changes in circumstances that are difficult to predict. Actual results may differ materially from those suggested by the forward-looking statements due to a variety of factors, including changes in business, political, and economic conditions due to the threat of future terrorist activity or otherwise, actions and initiatives by current and potential competitors, and certain other additional factors described in Collegiate Pacific’s filings with the Securities and Exchange Commission. Other unknown or unpredictable factors also could have material adverse effects on Collegiate Pacific’s future results, performance or achievements. In light of these risks, uncertainties, assumptions and factors, the forward-looking events discussed in this press release may not occur. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date stated, or if no date is stated, as of the date of this press release. Collegiate Pacific is not under any obligation and does not intend to make publicly available any update or other revisions to any of the forward-looking statements contained in this press release to reflect circumstances existing after the date of this press release or to reflect the occurrence of future events even if experience or future events make it clear that any expected results expressed or implied by those forward-looking statements will not be realized.

End of release. For additional information contact Michael Blumenfeld, CEO, at 972 243 8100 or Adam Blumenfeld, President, at 972 243 0879.